As filed with the Securities and Exchange Commission on 8-25-2008     Registration No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 2054

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Great Wall Builders Ltd.
(Exact name of registrant as specified in its charter)

Texas	1531	71-1051037
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Great Wall Builders Ltd.,
2620 Fountainview, #115B, Houston, Texas 77057
Tel: 281-575-0636   Fax: 281-575-6983
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Great Wall Builders Ltd.,
2620 Fountainview, #115B, Houston, Texas 77057
Tel: 281-575-0636   Fax: 281-575-6983
( Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Send copies to:
TRIEU Law, LLC
811 Charlie Dr.
Gretna, Louisiana 70056
Tel: (504) 390-2046   Fax: (504) 393-6696

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

 If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filler, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.
         Large accelerated filer [ ]                 Accelerated filer [ ]
         Non-accelerated filer [ ]                   Small reporting company [x]

Calculation of Registration Fee

Class of Securities registered	Amount to be registered	Purchase Price per share	Aggregate Offering Price	Registered Fee (1)
Common Stock	1,968,000	US$2.00 (2)	US$3,936,000	US$154.69

（1）	Estimated solely for purposes of calculating the registration fee in accordance with Rule 456.
（2）	Based on the last sales price on 1/16/2008.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

 [This space intentionally leave blank]

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion:  8-25-2008

Great Wall Builders Ltd.,
Prospectus
1,968,000
Shares of Common Stock
Initial Public Offering

The selling shareholders named in this prospectus are offering up to 1,968,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $2.00 per share. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting discount and commission	Proceeds to Selling Shareholders
Per share	$2.00	None	$2.00
Total	$3,936,000	None	$3,936,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $2.00 per share until such time as the shares of our common stock are traded on the   OTCBB (Over-the-Counter Bulletin Board). Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Investing in our common stock involves a high degree of risk. You should read this entire prospectus carefully, including the section entitled “Risk Factors”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[ the space intentionally leave blank]

PROSPECTUS SUMMARY AND RISK FACTORS

The Company

Great Wall Builders Ltd. (“we”, “us” or “GWB”) was incorporated in Texas on 11/3/ 2007. Primarily, we intend to provide solar integrated system homes in Texas and California. Growth and expansion opportunities have also been identified in the Western regions of the United States as well as in China. The need for solar integrated system homes in the United States is in great demand due to rising energy costs. We have designed homes with solar integrated system features such as solar integrated roof tiles, solar hot water heaters and solar electric photovoltaic systems. We intend to promote our solar integrated homes in the U.S. and China.

We are able to benefit from new building-integrated solar technologies with state rebates and federal tax credits. We have found that energy efficient and solar houses will sell faster than competitive houses, saving us significant costs that typically incur when holding onto unsold inventory. More and more homeowners are also seeing the added value of solar homes because energy-efficient buildings are better buildings. They use less energy, cost less to operate, and improve comfort. They help the environment, improving our energy security, as well as the everyday lives of Americans and our potential consumers in China. Below is a picture of a home built with integrated solar photovoltaic system.

Home built with solar integrated photovoltaic modules.

Building Integrated material introduction

A)	Solar Water Heater (SWH)

Solar water heating (SWH) systems are reliable and economical appliances for heating domestic water. They typically consist of collectors, a controller and storage tanks. SWH systems cost roughly between $2000 to $2,500, depending on the size and type of the system. However, when they are installed on new houses and the cost is included in the mortgage, the increase in the monthly payment is small. Because the federal income tax deduction for mortgage interest is attributable to the solar system, it further reduces that increase, and the solar investment may result in positive cash flow for new homebuyers.

We have developed packaged systems and streamlined installation processes, making it much easier to incorporate SWH into production building schedules. Homebuyers prefer homes that include SWH, and we have found it more profitable to make SWH a standard feature than to offer it as an option.

(b) Solar Electric Photovoltaic (PV) System

Solar electric systems contain modules made up of photovoltaic (PV) cells that generate electricity when exposed to sunlight. They have no moving parts, require almost no maintenance, and last for decades. The PV cells generate direct current (DC) electricity, which is converted to alternating current (AC) electricity by an inverter. Our PV systems come in a range of efficiencies and configurations. PV systems with modules that are mounted over existing roofing are still the most common, but building integrated photovoltaic (BIPV) systems are gaining in popularity. In a BIPV system, the modules do double duty―they generate electricity and function as a finish building material, usually roofing. Our PV systems are eligible for a number of federal, state, local, and utility financial incentives that can reduce the cost significantly in the United States. In addition, when our PV systems are included as standard features in new, energy efficient homes, and the cost is included in the mortgage, homebuyers may realize positive cash flows from their monthly mortgage payments.

(C) Solar integrated roof tiles

Our solar integrated roof tiles consist of many shapes and sizes which offer a clean, unobtrusive look that’s especially pleasing to homebuyers. These solar modules are quick and easy to integrate into the roof in the same manner as common, flat concrete tiles. They’re designed for weather blocking, with a water channel design similar to concrete tiles. The module brackets screw to the existing roof battens and roof deck, so no additional framing materials are required. Offering superior durability, they are resistant to moisture, impact and high winds. Our solar roof modules consist of an ideal combination of aesthetics, performance and ease of installation for a wide range of residential new construction。

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,968,000 shares of our common stock. As of the filing of this prospectus, we have 55 non-affiliated shareholders of record of our common stock. We are registering 1,968,000 shares of our common stock held by 55 non-affiliated stockholders named in this prospectus. This does not include the 2,832,000 shares held by our Officers and Directors. The selling stockholders will sell their shares of our common stock at a fixed price of $2.00 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

Number of Shares Outstanding

There were 4,800,000 shares of our common stock issued and outstanding as of June 30th, 2008.

Summary of Financial Information

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements as of June 30th, 2008

Summary Financial Information

Balance Sheet Data	From Inception on 11/3/ 2007 through June 30th, 2008 (audited)
Cash or cash equivalent		$20,000
Total Assets		$57,500
liabilities
Accrued liabilities		$50,588
Total liabilities		$50,588
Total shareholder’s equity		$6,942
Statement of Operations	$
Revenue		$-0-
Net loss for reporting period		$56,558

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

(A)   Risks Related To Great Wall Builders Ltd.,

(1) Because we have only recently commenced business operations, we face a high risk of business failure.

We have only recently commenced business operations and have not earned any revenues to date. There is no assurance as to successful operations by us. It is not possible at this time to predict success with any degree of certainty due to problems associated with the commencement of a new business. An investor should consider the risks, expenses and uncertainties that a development stage company like ours faces. There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

(2) The costs, expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these requirements may be substantial and require extensive consumption of our time and retention of a financial accountants in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot acquire additional equity or debt financing, the cost of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

(3) The company may not be able to generate revenues.

We expect to earn revenues based on our business plans. In the opinion of our officer and director, we reasonably believe that the Company will begin to generate revenues within approximately twelve months from the effective date of this registration. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plans may result in failure of our business.

(4) We may not be able to attain profitability without additional funding, which may be unavailable.

The company has limited capital resources. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. While we do not foresee such difficulties within 12 months, liquidity and solvency problems may force us to go out of business if additional financing is not available.

(5) We need to continue as a going concern if our business is to succeed.

Our business condition, as indicated in the Report of Independent Registered Public Accounting Firm, raises substantial doubt as to whether we can continue as a going concern. To date, we have completed only part of our business plan and we cannot assure you that we will be able to generate enough revenue to achieve profitability. At this time, we cannot predict with any degree of certainty the potential success of our business. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

(6) Because our officer will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

Our officer, Tian Jia will only be devoting limited time to our operations. She will be devoting approximately 10 hours per week of her time to our operations. Because our officer will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

(7) We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

B. Risks Related to the Homebuilding and Construction Industries

(8) The homebuilding industry is cyclical and is affected by numerous factors that could adversely affect our results of operations.

The homebuilding industry is cyclical and affected by changes in general and economic conditions. In addition, home builders are subject to competitive overbuilding, availability of building lots, availability and costs of materials and labor which cause delays in construction schedules. The nationwide down trends for residential home sales could adversely affect the results of our operations.

(9) We may not be able to compete successfully against current and future competitors.

The development and sale of residential homes are highly competitive. We compete for residential sales on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous national, regional and local builders, including some builders with greater financial resources. Since our company is in a development stage with limited financial resources, our ability to compete with national builders with stronger brand names could be a significant threat to our survival.

(10) We may not be successful in our efforts to identify or integrate other businesses which could adversely affect our results of operations.

A principal component of our strategy is to grow profitably in both existing and new markets by acquiring and developing land for new constructions or by acquiring other pre-owned properties for quick sales. However, we may not be successful in implementing our acquisition strategies, growth and profitability may not materialize within a projected time frame.

(11) If we experience material or labor shortage, our sales revenues will be adversely affected.

The residential construction industry in the past has, from time to time, experienced serious material and labor shortages. Delays in construction of homes and higher costs due to these shortages could have an adverse effect upon our operations. In addition, our contractors may be represented by labor unions or collective bargaining agreements. We cannot assure you that the renegotiation of these agreements would not lead to a disruption of our operations and an increase in our construction costs.

C.  Risks Related To This Offering

(12) We may raise additional capital and thereby further dilute the total number of shares currently outstanding.

We may need to raise additional capital, in addition to the financing outlined in this registration statement, by issuing additional shares of common stock, which will increase the number of common shares outstanding. The issuance of additional equity securities by the Company may result in a dilution in the equity interest of its current stockholders.

(13) Because we will be subject to ‘‘penny stock’’ rules once our shares are quoted on the OTC BB, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in ‘‘penny stocks’’ are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00(other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provided information about penny stocks and the nature and level of risk in buying “penny stock”. These additional disclosure requirements could adversely affect a shareholder’s ability to dispose of his stock.

(14) There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficult selling their common stock should they desire to do so.

Special Note Regarding Forward-Looking Statements
This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements. The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, our ability to acquire affordable building lots, managements' ability to raise capital in the future, the retention of key personnel and adjustment in the economic conditions of the building industry in which we function.
There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

The shares of Common Stock offered are being registered for the account of the Selling Shareholders named in this prospectus.  As a result, all proceeds from the sales of the Common Stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the Common Stock by the selling stockholders.

Determination of Offering Price

 Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was based on the last sale price on 1/16/2008. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Dilution

 The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock registered pursuant to this Registration Statement. Because the Selling Shareholders may choose to offer all or only some portion of the 1,968,000 shares of common stock to be registered , no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders on 12/28/2007 and 1/18/2008 respectively, pursuant to the exemptions from the registration under the Securities Act provided by Regulation S of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of June 30th, 2008 and the number of shares of Common Stock covered by this prospectus.

Name of selling shareholders	Shares of common Stock owned Prior to offering	Shares of common stock to be sold	Shares of Common Stock Owned After offering (1)(2)	Percentage of Common Stock Owned After Offering(1) (2)
Zhi Da Su	124500	124500	-0-	0.00%
Yu Cai	60,000	60,000	-0-	0.00%
Ji Li	60,000	60,000	-0-	0.00%
Jin Cai	60,000	60,000	-0-	0.00%
De Zhang	60,000	60,000	-0-	0.00%
Gui Zhen Cai	60,000	60,000	-0-	0.00%
Jin Shen Feng	60,000	60,000	-0-	0.00%
Yan Qiu Li	60,000	60,000	-0-	0.00%
Hong Li Cai	60,000	60,000	-0-	0.00%
Da Wei Cai	60,000	60,000	-0-	0.00%
Yan Li	50,000	50,000	-0-	0.00%
De Gui Cai	50,000	50,000	-0-	0.00%
Li Wang	50,000	50,000	-0-	0.00%
Yun Sheng Zhang	50,000	50,000	-0-	0.00%
Shuang Xia	50,000	50,000	-0-	0.00%
Jun Lin Xia	50,000	50,000	-0-	0.00%
Wen Zheng	50,000	50,000	-0-	0.00%
Ru Zhang	50,000	50,000	-0-	0.00%
Yu Hua Jin	50,000	50,000	-0-	0.00%
Cheng Hai Cai	50,000	50,000	-0-	0.00%
Wei Wang	30,000	30,000	-0-	0.00%
Yu Dun Jin	30,000	30,000	-0-	0.00%
Xiao Feng Jin	30,000	30,000	-0-	0.00%
Jin Yu Gao	30,000	30,000	-0-	0.00%
Yin Xia Gao	30,000	30,000	-0-	0.00%
Xiong Yang	30,000	30,000	-0-	0.00%
Hua Xue	30,000	30,000	-0-	0.00%
Ye Li	30,000	30,000	-0-	0.00%
Xiao Yan Yang	30,000	30,000	-0-	0.00%
Bao Wei Wang	30,000	30,000	-0-	0.00%
Cheng Hai Cai	30,000	30,000	-0-	0.00%
Tian Zhi Qiang (3)	30,000	30,000	-0-	0.00%
Tian Qin (3)	30,000	30,000	-0-	0.00%
Tian Zhi Gang (3)	30,000	30,000	-0-	0.00%
Tian Xia(3)	30,000	30,000	-0-	0.00%

Tian Su Yan (3)	30,000	30,000	-0-	0.00%
Yang Lian Fang	30,000	30,000	-0-	0.00%
Liang Yan Peng	30,000	30,000	-0-	0.00%
Liang Yan Wei	30,000	30,000	-0-	0.00%
Liang Yan Hong	30,000	30,000	-0-	0.00%
Zhang Gui Zhen	20,000	20,000	-0-	0.00%
Liang Song	20,000	20,000	-0-	0.00%
Ma Bao Cheng	20,000	20,000	-0-	0.00%
Liu Li	20,000	20,000	-0-	0.00%
Hu Chao Yang	20,000	20,000	-0-	0.00%
Liang Wen Zhong	20,000	20,000	-0-	0.00%
Huang Gui Zhen	20,000	20,000	-0-	0.00%
Huang Bin Bin	20,000	20,000	-0-	0.00%
Wang Peng Xiang	20,000	20,000	-0-	0.00%
Guo Zhen Zhen	20,000	20,000	-0-	0.00%
Guo Xiao Yao	700	700	-0-	0.00%
Wen An Min	700	700	-0-	0.00%
Ma Ding Lan	700	700	-0-	0.00%
Wen Ya Li	700	700	-0-	0.00%
Wen Ya Qing	700	700	-0-	0.00%
TOTAL	1,968,000	1,968,000	-0-	0.00%
 Footnotes:
(1)	Based on 4,800,000 Shares Outstanding
(2)	Assumes the sale of all shares registered by each selling shareholder.
(3)	Named individuals are cousins of Tian Jia,

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:
*   On such public markets or exchanges as the common stock may from time to time be trading.
*    In privately negotiated transactions;
*    Through the writing of options on the common stock;
*    In short sales, or;
*    Any combination of these methods of distribution..

The sales price to the public is fixed at $2.00 per share until such time as the shares of our common stock become traded on the OTC Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the OTC Bulletin Board , public trading of our common stock may never materialize.  If our common stock becomes traded on the OTC Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:
              *            the market price of our common stock prevailing at the time of sale;

*       a price related to such prevailing market price of our common stock, or;
*       such other  price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.
The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

*	not engage in any stabilization activities in connection with our common stock;

*	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

*	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Description of the Securities to be offered

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. Our authorized capital stock consists of 918,816,988 shares of Common Stock at par value $0.0001 per share and 98,989,886 shares of preferred stock at par value $0.0001 per share. We currently have 4,800,000 shares of Common Stock issued and outstanding; no preferred shares have been issued to date.

Common Stock:

Voting Rights: Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company.

Our Certificate of Incorporation and By Laws are not provided for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Preemptive Rights:  The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidating Right: In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption:  The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company’s Common Stock and the un-issued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

Dividends:  Holders of Common Stock are entitled to dividends as may be declared at the sole discretion of the Board of directors out of funds available.

Preferred Stocks

Preferred Shares: The Company authorized 98,989,886 preferred shares at par value $0.0001.  As of June 30th, 2008, no preferred shares have been issued. The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Shares are as follows:

The shares of Preferred Stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue.

Stock Transfer Agent

Our transfer agent is Empire Stock Transfer, located at 2470 St. Rose Pkwy, Suite 304 Henderson, NV 89074. Telephone: (702)-818-5898. Fax: (702) 974-1444

Interests of Named Experts and Counsel

No expert or counsel named in this  prospectus  as having  prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had,  or is to  receive,  in  connection  with the  offering,  a  substantial interest,  directly or  indirectly,  in the  registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception to June 30th , 2008, have been audited by Moore and Associates, Chartered.

The legal opinion rendered by our special counsel, Trieu Law LLC, regarding the common stock of Great Wall Builders Ltd., registered on Form S-1 is as set forth in their opinion letter in Exhibit 5.1

Description of business

Great Wall Builders Ltd. (“we”, “us” or “GWB”) was incorporated in Texas on 11/3/ 2007. Primarily, we intend to provide solar integrated system homes in Texas and California. Growth and expansion opportunities have also been identified in the Western regions of the United States as well as in China.

The need for solar integrated system homes in the United States is in great demand due to rising energy costs. We have designed homes with solar integrated system features such as solar integrated roof tiles, solar hot water heaters and solar electric photovoltaic systems. We intend to promote our solar integrated homes in the U.S. and China.

We are able to benefit from new building-integrated solar technologies with state rebates and federal tax credits. We have found that energy efficient and solar houses will sell faster than competitive houses, saving us significant costs that typically incur when holding onto unsold inventory. More and more homeowners are also seeing the added value of solar homes because energy-efficient buildings are better buildings. They use less energy, cost less to operate, and improve comfort. They help the environment, improving our energy security, as well as the everyday lives of Americans and our potential consumers in China. Below is a picture of a home built with integrated solar photovoltaic system.

A) Solar Water Heater (SWH)

Solar water heating (SWH) systems are reliable and economical appliances for heating domestic water. They typically consist of collectors, a controller and storage tanks. SWH systems cost roughly between $2000 to $2,500, depending on the size and type of the system. However, when they are installed on new houses and the cost is included in the mortgage, the increase in the monthly payment is small. Because the federal income tax deduction for mortgage interest is attributable to the solar system, it further reduces that increase, and the solar investment may result in positive cash flow for new homebuyers.

We have developed packaged systems and streamlined installation processes, making it much easier to incorporate SWH into production building schedules. Homebuyers prefer homes that include SWH, and we have found it more profitable to make SWH a standard feature than to offer it as an option.

(b) Solar Electric Photovoltaic (PV) System

Solar electric systems contain modules made up of photovoltaic (PV) cells that generate electricity when exposed to sunlight. They have no moving parts, require almost no maintenance, and last for decades. The PV cells generate direct current (DC) electricity, which is converted to alternating current (AC) electricity by an inverter. Our PV systems come in a range of efficiencies and configurations. PV systems with modules that are mounted over existing roofing are still the most common, but building integrated photovoltaic (BIPV) systems are gaining in popularity. In a BIPV system, the modules do double duty―they generate electricity and function as a finish building material, usually roofing. Our PV systems are eligible for a number of federal, state, local, and utility financial incentives that can reduce the cost significantly in the United States. In addition, when our PV systems are included as standard features in new, energy efficient homes, and the cost is included in the mortgage, homebuyers may realize positive cash flows from their monthly mortgage payments.

(C) Solar integrated roof tiles

Our solar integrated roof tiles consist of many shapes and sizes which offer a clean, unobtrusive look that’s especially pleasing to homebuyers. These solar modules are quick and easy to integrate into the roof in the same manner as common, flat concrete tiles. They’re designed for weather blocking, with a water channel design similar to concrete tiles. The module brackets screw to the existing roof battens and roof deck, so no additional framing materials are required. Offering superior durability, they are resistant to moisture, impact and high winds. Our solar roof modules consist of an ideal combination of aesthetics, performance and ease of installation for a wide range of residential new construction。

Description of Property

Our company owned residential building lots in Texas. We maintained our principal office at 2620 Fountainview, #115B, Houston, Texas 77057.

Legal Proceedings

Our officer and director have not been the subject of the following events:

(1)  Any bankruptcy petition filed by or against any business of which our officers were the general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

(2)  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

(3)  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting our officers’ involvement in any type of business, securities or banking activities.

(4)   Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Market for common equity and related stockholder matters

Market information

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

a.	contains a description of the nature and level of risk in the market for penny stocks in both public

b.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

c.
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

d.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

e.	contains a toll-free telephone number for inquiries on disciplinary actions;

f.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

g.	contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

h.	The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

i.	bid and offer quotations for the penny stock;

j.	the compensation of the broker-dealer and its salesperson in the transaction;

k.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders

We issued 1,968,000 shares of common stock to 55 non-affiliated investors on 12/28/2007 and 1/18/2008 respectively in private placements relying on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act.  Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S). Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares and the date of the execution and delivery of the subscription agreement for such shares, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placements and no underwriting discounts or commissions were paid.

We issued 2,832,000 shares of our common stock to Tian Jia on 12/28/2007.  The shares were issued in consideration of non-cash assets consist of resident lots for $37,500. This transaction was conducted in reliance upon an exemption from registration provided under Section 4 (2) of the Securities Act of 1933, as amended. Tian Jia was our officer and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Dividends

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Management’s discussion and analysis of financial condition

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of operations

Our plan of operations for the next twelve months is to proceed with the implementation of our business plan. We will focus on generating revenue initially from buying and selling houses and remodeling pre-owned homes in Texas and California. We may require up to $180,000 in financing expanding our operations as outlined in the table below.

Goals	projected Outcomes	Estimate completion date	Estimate Cost of Completion
Create Corporate website	Create a brand-name corporate image	1-2 months	$3,000
Acquisition of pre-owned homes in California	Buy & sell pre-owned homes for quick profit	3-6 months	$89,000
Install solar systems in California’s homes.	Generate cash flows from installation solar systems at existing homes	6-9 months	$15,000
Form partnerships with China’s builders	Improved profitability with foreign joint venture partners	9-12 months	$15,000
Buy residential lots	Build solar homes in California’s market	9-12 months	$58,000

Results of operations

From Inception on 11/3/ 2007 to 6/30//2008

During the period we incorporated the company, we hired attorneys, accountants and the auditors for the preparation of this registration statement. We also hired a web designer to design a company website. Since inception, our loss is $56,558 of which $56,558 is for general and administrative expenses, accrued expenses and account payable. We have not started our proposed business operations until we have secured additional funding sources from private equity investors, shareholders and officer. Since inception, we have sold a total of 2,832,000 shares of common stock to our officer, Tian Jia for non-cash assets consist of residential lots $37,500.

Liquidity and capital resources

As of the date of this registration statement, we have yet to generate any revenues from our business operation.. On 12/28/2007 and on 1/18/2008 respectively, we issued 1,968,000 shares of common stock to 55 non-affiliated shareholders for $26,000, pursuant to the exemption contained in Reg. S of the Securities Act of 1933, as amended. As of June 30th, 2008, our total assets were $57,500,   we had $20,000 in cash and $37,500 in land holdings; and our total liabilities were $50,588.

Off-Balance Sheet Arrangements

The Company has no material transactions, arrangements, obligations or other relationships with entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

Going Concern

 Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

No Changes in disagreements with accountants on accounting and financial disclosures

There is no disagreements with our independent registered accountants.

Qualitative Disclosures about market risk

There is presently no public market for our common stock and there has never been a market for our common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. Our shares are governed by the following SEC rules and regulations:

(a)	Rule 144 Shares

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. As of February 2008, the Securities and Exchange Commission adopted changes to Rule 144, which, shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTC Bulletin Board  (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Bulletin Board.

(b) Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

(c) Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

*  Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

*   Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

  *    Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

*      Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

*Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

   *    Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination.

Directors, Executive officers, Promoters and control person

Name	Position held with the company	age	Date First elected or appointed
Tian Jia	President, CFO,	37	11/3/2007
Tian Su Hua	Director, secretary	66	11/3/2007

Business Experience
The following is a brief account of the education and business experience of our director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he/she was employed.

Tian Jia, aged 37, Manchurian ethnic majority, born in Shanxi Province, China. From 1982 to 1988, her family ran a cement factory that employed more than 2,000 workers in Shanxi Province, China. During this period, she began to observe the operation in her family's cement factory and developed an interest in the construction industry. From 1990 to 1994, she studied fluid Mechanics and business administration at Harbin University. From 1995 to 2000, she worked as a project manager at Harbin Construction Company specializing in solar system home construction. From 2004 to 2007, she worked as a real estate investment consultant and property manager at Sing Xia Yuan Group. She devotes considerable time and resources for global charitable work and donations.

Tian Su Hua, aged 66, was born in Northeast China. She graduated with a Three Year Diploma of Accountancy in China. From 1964-1985, she hold several accounting jobs in China's private sectors.

From 1985-1995 she engaged in the building construction business as a project supervisor in Shanxi Province, China. From 1996-2007, she holds a position as a Construction Project Manager at Ming Jia Xin Company.

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last 8 months for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tian Jia CEO, CFO		0	0	0	0	0	0	$52,120(1)	0

Footnotes:

(1)	Accrued salary payable to Tian Jia, for services as our President for compensation at a rate of $6,515.00 per month

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last eight months.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of June 30th 2008..

Employee Stock Option Plans

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors as of June 30th, 2008.

Directors Compensation

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. We may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of director.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
N A M E	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
N/A	0	0	0	0	0	0	0	0	0

[ this space intentionally leave blank]

Security Ownership of Certain Beneficial Owners and Management
The following is a table detailing the current shareholders of Great Wall Builders Ltd., owning 5% or more of the common stock, and shares owned by our directors and officers as of June 30th, 2008..

Title of Class	Beneficiary Owner	Beneficial ownership	% of ownership
Common Stock	Tian Jia	480,000	10%
Common Stock	Tian Su Hua	912,000	19%
Common Stock	Apple Solar Co., (3)	720,000	15%
Common Stock	Valor Solar Co., (3)	720,000	15%

Footnotes:

(1)  All directors and executive officers as a group ( two persons)
(2)  Based on the total of 4,800,000 outstanding common shares as of June 30th, 2008.26
(3)  Tian Jia has sole voting and dispositive power of Apple Solar Co., & Valor Solar Co.,

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. We have no standing committees regarding compensation, audit or other nominating committees. We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-B.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On 12/28/2007, we issued 2,832,000 shares of our common stock to Tian Jia, our President. The shares were issued in consideration for the non-cash assets of $37,500. This transaction was conducted in reliance upon an exemption from registration provided under Section 4 (2) of the Securities Act of 1933, as amended.

As of June 30th, 2008, there is a balance owning to our officer, Tian Jia, in the amount of $3,500 for advanced payment fees to our auditors.

As of June 30th, 2008, there is a balanced owning to our officer, Tian Jia, in the amount of $1,000 for advanced payment fees to our stock transfer agent.

As of June 30th, 2008, there is an accrued salary payable to our Officer, Tian Jia, in the amount of $52,120.

Disclosure of Commission position on indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, amendments, schedules, under the Securities Act, with respect to the shares to be sold in this offering. The registration statement and its exhibits, as well as our other reports filed with SEC, can be inspected and copies at SEC’s public reference room at:

Security Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549-1004.

The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains in the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

Dealer Prospectus Delivery Obligation
Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS
Page Index

Page
Report of Independent Registered Public Accounting Firm	30

Financial Statements:

Balance Sheet at June 30th, 2008	31

Statement of Operations for the Period Nov.3, 2007 (Inception) to June 30th	32

Statement of Stockholders' Equity for the Period Nov.3, 2007 (Inception) to June 30th, 2008	33

Statement of Cash Flows for the Period Nov.3, 2007 (Inception) to June 30th, 2008	34

Notes to Financial Statements	35-39

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Great Wall Builders Ltd.
(A Development Stage Company)
We have audited the accompanying balance sheet of Great Wall Builders Ltd. (A Development Stage Company) as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008 and since inception on November 3, 2007 through June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Wall Builders Ltd. (A Development Stage Company) as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008 and since inception on November 3, 2007 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $56,588, since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
August 7, 2008
2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Great Wall Builders Ltd.
(A Development Stage Company)
Balance Sheet as of June 30th, 2008

CURRENT ASSETS

Cash & cash equivalent	$20,000

Total Current Assets	$20,000

Land	$37,500

Total Assets	$57,500
Liabilities and Stockholder’s Equity
Liabilities

Accrued liabilities	50,558
Total Liabilities	50,558
Shareholder’s Equity
Preferred stock 98,989,886 shares -0- authorized
Common stock 918,816,988 shares authorized: $0.0001 par value: 4,800,000 shares issued & outstanding	$482
Additional paid-in capital	$63,018
Deficit accumulated during development stage	$(56,558)
Total Stockholders’ Equity	$6,942

Total Liabilities and Stockholder’s Equity	57,500

[ this space intentionally leave blank]

Great Wall Builders Ltd.,
(A Development Stage Company)
Statement of Operations as of June 30th,2008

From Inception on Nov 3, 2007, Through June 30th 2008

REVENUES	$-0-

OPERATING EXPENSES

General and administrative	$56,558

Total Expenses	$56,558

LOSS FROM OPERATIONS	$(56,558)

NET LOSS	$(56,558)

BASIC LOSS PER COMMON SHARE	$(0.012)
PROVISION FOR INCOME TAXES

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	$4,640,526

[ this space intentionally leave blank]

Great Wall Builders Ltd.,
(A Development Stage Company)
Statement of Stockholder’s Equity
As of June 30th 2008

				Deficit
			Additional	accumulated	Total
	Common Stock		Paid-in	development	Stockholders'
	Shares	Amount	Capital	during stage	Equity
From Inception through June 30th, 2008

Common stock issued for non-cash assets at $0.013 per share on 12/18/2007	1,964,5000	$196.00	$18,804		$19,000
Common stock issued for cash at $0. 013 per share on 12/28/2007	2,832,000	$283.00	$37,217		$37,500
Common stock issued for cash at $2.00 per share on 1/16//2008	3,500	$3	$6,997		$7,000
Net loss from inception through June 30th,2008				$(56,558)	$(56,558)
Balance on June 30th, 2008	4,800,000	$482	$63,018	$(56,558)	$6,942

[ this space intentionally leave blank]

Great Wall Builders Ltd.,
(A Development Stage Company)
Statement of Cash flows
As of June 30th, 2008
	From Inception on (11/3/2007) to June 30th, 2008
OPERATING ACTIVITIES

Net loss		$(6,000)

Net Cash Used by
Operating Activities		$6,000

INVESTING ACTIVITIES		-0-

FINANCING ACTIVITIES

Proceeds from issuance of common stock		$26,000

Net Cash Used by
Financing Activities		$26,000

NET DECREASE IN CASH

CASH AT BEGINNING OF PERIOD		$26,000

CASH AT END OF PERIOD		$20,000

Non-cash activities: Stock issued for properties		$37,500
SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$
Income Taxes	$

          [ this space intentionally leave blank]

Great Wall Builders Ltd.,
( A development stage company)
Notes to financial statements as of June 30th, 2008

NOTE 1 – Nature of Organization

Nature of Operations and Continuance of Business

The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises”. In a development stage company, management devotes most of its activities to developing a market for its products and services. The Company has not yet generated any revenues to date. Planned principal activities have not yet begun. As at June 30th, 2008, the Company has not recognized any revenue and has accumulated operating losses of $56,558 since its inception. The Company expects to fund itself in the next twelve months by the sale of common shares. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue and profitable operations. There is no guarantee that the Company will be able to raise any equity financing or generate significant revenue or profitable operations. There is substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Summary of Significant Accounting Policies

(1) Basis of Presentation and Year End

These financial statements are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is June 30th 2008.

(2) Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(1)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(4)Financial Instruments

The fair values of financial instruments, which include cash, accounts payable, accrued liabilities, and amounts due to related parties, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

(5) Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

(6) Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30th , 2008 and 2007, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(7) Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti dilutive

(8) Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

(9) Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue will consist of selling of new and existing homes and will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed or products delivered, and collectivity is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied will be recorded as unearned revenue. This policy is prospective in nature as the Company has not yet generated any revenues since inception.

(10) Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30th, 2008 and 2007, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(11) Concentration of Risk

As of June 30th, 2008, the Company maintained its cash and cash equivalent accounts at one commercial bank. The balance in the account was subject to FDIC coverage.

(12) Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when asset are placed in service.

(13) Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

Note 2 -Recently Issued Accounting Pronouncements

(a) In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

(b) In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

(c) In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.(d ) In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's financial statements.

(e) In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”. This statement amends ARB 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and earlier adoption is prohibited. The adoption of this statement did not have a material effect on the Company's financial statements.

(f) In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's financial statements.

(h) In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

PART 11
Information not required in prospectus

Item 13. Other Expenses of Issuance and Distribution The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$155
State & Federal tax	$0
Printing and Engraving Fees	$1,333
Transfer Agent Fees	$2,500
Legal & Accounting Fees	$3,900
Total	$7,888
Footnote:

All amounts are estimates, other than the Commission's registration fee.
We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

The Texas Business Organizations Code, our Articles of Incorporation and our By-Laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to our Articles of Incorporation and By-Laws filed as exhibits.  The following description is intended as a summary only and is qualified in its entirety by reference to our Articles of Incorporation, our By-Laws and Texas law. The description of liability limitations and indemnification reflects provisions of our Articles of Incorporation and our By-Laws and is qualified in its entirety by reference to the text of those documents.

Our Articles of Incorporation and our By-Laws limit the liability of directors to the maximum extent permitted by Texas law. Texas law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

*           any breach of their duty of loyalty to the corporation or its stockholders;

*           acts of omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;

*           unlawful payments of dividends or unlawful stock repurchases or redemptions; or

*           unlawful payments of dividends or unlawful stock repurchases or redemptions;

Our Articles of Incorporation and our By-Laws provide that we will indemnify our directors and officers, and may indemnify other employees and agents, to the maximum extent permitted by law. We believe that indemnification under our By-Laws covers at least negligence and gross negligence on the part of indemnified parties. Our By-Laws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of actions taken in his or her capacity as an officer, director, employee or agent, regardless of whether the By-Laws would permit indemnification.

Our Articles of Incorporation and our By-Laws provide that we must indemnify our directors and officers and that we must advance expenses, including attorneys' fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. In addition, our Articles of Incorporation and our By-laws provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent that Texas law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Item 15. Recent Sales of Unregistered Securities
We issued 1,968,000 shares of common stock to 55 non-affiliated investors on 12/28/2007 and 1/18/2008 respectively in private placements relying on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act.  Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S). Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares and the date of the execution and delivery of the subscription agreement for such shares, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

On 12/28/2007, we issued 2,832,000 shares of our common stock to Tian Jia, our President.. The shares were issued in consideration for the non-cash assets of $37,500. This transaction was conducted in reliance upon an exemption from registration provided under Section 4 (2) of the Securities Act of 1933, as amended. Tian Jia was our officer and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of Registrant
5.1	Opinion of Trieu Law LLC regarding the legality of the securities being Registered.
23.1	Consent of Moore & Associates, Chartered.

Undertakings
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of
Registration Fee” table in the effective registration statement; and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities.

(3)	offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)        That, for the purpose of determining liability under the Securities Act to any purchaser,

(a)	If the Company is relying on Rule 430B:
i.	Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part

ii.	of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to
iii.
Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities

iv.	in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of

v.	the issuer and any person that is at the date an underwriter, such date shall be deemed to be a

vi.
new effective date of the registration statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement.

i.	or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that
ii.	was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)    If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to

(v)	the purchaser.

(7)
Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director.

(8)
Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in Houston, Texas.

Date: August 12, 2008
/s/ Tian Jia
Name: Tian Jia
Title: President, Treasurer
( Principal Executive Officer and Principal Financial and
Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated:

Date: August 12,2008
/s/ Tian Jia
Name: Tian Jia
Title: President
(Principal Executive Officer and
Principal Financial and Accounting Officer)